UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 4, 2014

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA		94089
(Address of principal executive offices)		(Zip Code)

(408) 541-4191

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this report under the headings “Indenture,” and “Capped Call Transactions” is incorporated by reference into this Item 1.01.

Cepheid estimates that the net proceeds from the offering of the Notes (as defined below) will be approximately $336.4 million after deducting the initial purchasers’ discounts and estimated offering expenses payable by Cepheid. Cepheid used approximately $25.1 million of the net proceeds to pay the cost of the capped call transactions described below and intends to use the remaining net proceeds for general corporate purposes, which may include potential acquisitions and strategic transactions. However, Cepheid does not have any commitments with respect to any such acquisitions or strategic transactions at this time.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms and conditions of the Notes and the Indenture described in Item 8.01 of this report are incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 and Item 8.01 of this report under the headings “Purchase Agreement,” “Indenture” and “Capped Call Transactions” is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

Purchase Agreement

On February 4, 2014, Cepheid entered into a Purchase Agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC and Jeffries LLC, as representatives (the “Representatives”) of the purchasers named therein (collectively, the “Initial Purchasers”), relating to Cepheid’s sale of $300.0 million aggregate principal amount of 1.25% Convertible Senior Notes due 2021 (the “Notes”) to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for initial resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Cepheid relied on these exemptions from registration based in part on representations made by the Initial Purchasers. In addition, Cepheid granted the Representatives an option to purchase up to an additional $45.0 million aggregate principal amount of Notes, solely to cover over-allotments. The Representatives exercised the over-allotment option under the Purchase Agreement in full on February 5, 2014. The Purchase Agreement includes customary representations, warranties and covenants by Cepheid. Under the terms of the Purchase Agreement, Cepheid has agreed to customary indemnification of the Initial Purchasers against certain liabilities. The Notes and the shares of Cepheid’s common stock (“Common Stock”) issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Indenture

The Notes were issued pursuant to an Indenture, dated as of February 10, 2014 (the “Indenture”), between Cepheid and Wells Fargo Bank, National Association, as trustee. The Notes are unsecured, unsubordinated obligations of Cepheid and interest will be payable semiannually in cash at a rate of 1.25% per annum on each February 1 and August 1, beginning on August 1, 2014. The Notes will mature on February 1, 2021, unless repurchased or converted prior to such date.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

(1) default by Cepheid in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

(2) default by Cepheid in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(3) failure by Cepheid to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right;

(4) failure by Cepheid to give a fundamental change notice or notice of a specified corporate transaction at the time and in the manner provided in the Indenture;

(5) failure by Cepheid to comply with its obligations under the Indenture with respect to consolidation, merger or sale of assets of Cepheid;

(6) failure by Cepheid for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of its other agreements contained in the Notes or Indenture;

(7) default by Cepheid or any of its subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $35,000,000 (or its foreign currency equivalent) in the aggregate of Cepheid and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after notice to Cepheid by the trustee or to Cepheid and the trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding, in accordance with the Indenture;

(8) certain events of bankruptcy, insolvency or reorganization of Cepheid or any of its significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X; or

(9) a final judgment for the payment of $35,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) is rendered against Cepheid or any of its subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced or (ii) the date on which all rights to appeal have been extinguished.

Upon conversion, the Notes may be settled in shares of Common Stock, cash or a combination of cash and shares of Cepheid Common Stock, at Cepheid’s election. The Notes will have an initial conversion rate of 15.3616 shares of Common Stock per $1,000 principal amount of Notes (which is subject to adjustment in certain circumstances). This represents an initial effective conversion price of approximately $65.10 per share. Prior to the close of business on the business day immediately preceding August 1, 2020, the Notes will be convertible at the option of holders during certain periods, only upon satisfaction of certain conditions set forth below. On or after August 1, 2020, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes at the conversion rate at any time regardless of whether the conditions set forth below have been met.

Holders of the Notes may convert all or a portion of their Notes prior to the close of business on the business day immediately preceding August 1, 2020, in multiples of $1,000 principal amount, only under the following circumstances:

•	during any calendar quarter commencing after the calendar quarter ending on March 31, 2014 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day.

•	during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of the Notes for each trading day of such five-business day period was less than 98% of the product of the last reported sale price of the Common Stock and the applicable conversion rate of the Notes on such trading day; or

•	upon the occurrence of corporate events specified in the Indenture.

Holders of the Notes who convert their Notes in connection with a make-whole fundamental change (as defined in the Indenture) will, under certain circumstances, be entitled to an increase in the conversion rate. Additionally, in the event of a fundamental change (as defined in the Indenture), holders of the Notes may require Cepheid to purchase all or a portion of their Notes at a price equal to 100% of the principal amount of Notes, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

A copy of the Indenture is attached hereto as Exhibit 4.01 and is incorporated herein by reference. The description of the Notes contained in this Form 8-K is qualified in its entirety by reference to the Indenture.

Capped Call Transactions

On February 4, 2014 and on February 5, 2014, Cepheid entered into capped call transactions with Morgan Stanley & Co. International plc, Jefferies LLC and Goldman, Sachs & Co. (collectively, the “Counterparties” and such transactions, the “Capped Call Transactions”). The Capped Call Transactions have an initial strike price of approximately $65.10 per share, which corresponds to the initial conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes, and have a cap price of approximately $78.61. The Capped Call Transactions cover, subject to anti-dilution adjustments, approximately 5,299,752 shares of Common Stock.

The Capped Call Transactions are intended generally to reduce the potential dilution to the Common Stock upon any conversion of the Notes near maturity and/or offset the cash payments that Cepheid could be required to make upon conversion of the Notes near maturity in the event that the market price of the Common Stock, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions. If, however, the market price of the Common Stock, as measured under the terms of the Capped Call Transactions, exceeds the cap price of the Capped Call Transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the Capped Call Transactions upon conversion of the Notes.

The Capped Call Transactions will be automatically exercised upon conversion of the Notes near maturity, subject to certain conditions. Cepheid will not be required to make any cash payments to the Counterparties upon the exercise of such options, but Cepheid will be entitled to receive from the Counterparties a number of shares of Common Stock and/or an amount of cash generally based on the amount by which the market price of the Common Stock, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions. However, if the market price of the Common Stock, as measured under the terms of the Capped Call Transactions, exceeds the cap price, the number of shares of Common Stock and/or the amount of cash, as applicable, Cepheid would expect to receive upon exercise of the Capped Call Transactions will be capped.

For any conversions of Notes prior to the close of business on the business day immediately preceding August 1, 2020, or upon any repurchase and cancellation of a Note, a corresponding portion of the Capped Call Transactions will be terminated. Upon such termination, the portion of the Capped Call Transactions being terminated will be settled at fair value (subject to certain limitations), which the Company expects to receive from the Counterparties.

The Capped Call Transactions are separate transactions entered into by and between Cepheid and the Counterparties and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to Capped Call Transactions. Cepheid used approximately $25.1 million of the net proceeds from the offering of the Notes to pay the cost of the Capped Call Transactions.

The description of the Capped Call Transactions in this report is a summary and is qualified in its entirety by the terms of the Capped Call Transaction Confirmations filed as Exhibits 99.01, 99.02, 99.03, 99.04, 99.05 and 99.06 to this report, which are incorporated herein by reference.

Press Release

On February 10, 2014, Cepheid announced the closing of the sale of the Notes to the Initial Purchasers.

A copy of the press release is attached hereto as Exhibit 99.07 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

4.01	Indenture, dated as of February 10, 2014 between Cepheid and Wells Fargo Bank, National Association, as trustee.

99.01	Base Capped Call Transaction Confirmation, dated as of February 4, 2014 between Cepheid and Morgan Stanley & Co. International plc.

99.02	Additional Capped Call Transaction Confirmation, dated as of February 5, 2014 between Cepheid and Morgan Stanley & Co. International plc.

99.03	Base Capped Call Transaction Confirmation, dated as of February 4, 2014 between Cepheid and Jefferies LLC.

99.04	Additional Capped Call Transaction Confirmation, dated as of February 5, 2014 between Cepheid and Jefferies LLC.

99.05	Base Capped Call Transaction Confirmation, dated as of February 4, 2014 between Cepheid and Goldman, Sachs & Co.

99.06	Additional Capped Call Transaction Confirmation, dated as of February 5, 2014 between Cepheid and Goldman, Sachs & Co.

99.07	Press release dated February 10, 2014 announcing the completion of offering of 1.25% Convertible Senior Notes due 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID

Date: February 10, 2014	By:	/s/ Andrew D. Miller
Name: Andrew D. Miller
Title: Executive Vice President, Chief Financial Officer

Exhibit List

Exhibit No.	Exhibit Title

4.01	Indenture, dated as of February 10, 2014 between Cepheid and Wells Fargo Bank, National Association, as trustee.

99.01	Base Capped Call Transaction Confirmation, dated as of February 4, 2014 between Cepheid and Morgan Stanley & Co. International plc.

99.02	Additional Capped Call Transaction Confirmation, dated as of February 5, 2014 between Cepheid and Morgan Stanley & Co. International plc.

99.03	Base Capped Call Transaction Confirmation, dated as of February 4, 2014 between Cepheid and Jefferies LLC.

99.04	Additional Capped Call Transaction Confirmation, dated as of February 5, 2014 between Cepheid and Jefferies LLC.

99.05	Base Capped Call Transaction Confirmation, dated as of February 4, 2014 between Cepheid and Goldman, Sachs & Co.

99.06	Additional Capped Call Transaction Confirmation, dated as of February 5, 2014 between Cepheid and Goldman, Sachs & Co.

99.07	Press release dated February 10, 2014 announcing the completion of offering of 1.25% Convertible Senior Notes due 2021.